UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

ALLIS-CHALMERS ENERGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 23, 2008, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) and a majority of the holders of the Company’s shares of common stock issued to Oil & Gas Rental Services, Inc., a Louisiana corporation (“OGR”) in connection with the Asset Purchase Agreement, dated October 25, 2006, (the “Holders”) entered into a First Amendment (the “First Amendment”) to the Investor Rights Agreement, dated December 18, 2006, by and between the Company and OGR. Pursuant to the First Amendment, the Holders agreed to terminate their right to designate a nominee to the board of directors of the Company.

The full text of the First Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	First Amendment to Investor Rights Agreement, by and among Allis-Chalmers Energy Inc. and the holders named thereto, dated June 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: June 26, 2008

By: /s/ Theodore F. Pound III
Name: Theodore F. Pound III
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Investor Rights Agreement, by and among Allis-Chalmers Energy Inc. and the holders named thereto, dated June 23, 2008.